Exhibit 10.1.4

Portions  of  this  exhibit  have  been  omitted   pursuant  to  a  request  for
confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

[Satellite Services Inc. Logo]   December 18, 1997         MAILING ADDRESS:
                                                         Post Office Box 5630
                                                        Denver, CO, 80217-5630
                                                            (303) 267-5500

Mr. Steve Saril
President
Spice Networks
536 Broadway, 7th Floor
New York, NY 10012

Dear Steve:

This letter confirms our agreement that effective October 1, 1996, the Fees payable for PPV Digital Cable Subscribers for Spice or both Spice and The Adam & Eve Channel ("AEC") (together, the "Spice Networks") in each System where Spice or the Spice Networks are distributed via the digital platform operated by National Digital Television Center, Inc., d/b/a Headend in the Sky ("HITS") shall in no event collectively exceed, for such Systems, an amount (the following are referred to as the "Rate Caps") equal to: (1) ***** per month per Digital Addressable Subscriber if one or both of the Spice Networks are the only adult Channel(s) carried on such System, or (2) ***** per month per Digital Addressable Subscriber if one or both of the Spice Networks are not the only Adult Channel(s) carried on such System. A "Digital Addressable Subscriber" shall mean an Addressable Subscriber in a System who receives television programming from HITS in a digital format utilizing equipment through which such Addressable Subscriber can also receive a digital PPV viewing segment of one or both of the Spice Networks. A "PVC Digital Cable Subscriber" is a Digital
Addressable Subscriber who is a PPV Cable Subscriber, and who purchases a viewing segment of one or both of the Spice Networks from a HITs provided signal. An "Adult Channel" shall mean a cable television programming service or channel where a majority of the programming regularly consists, during the hours of ***** system local time, of sexually explicit adult-oriented programming, similar to Playboy TV, AdultVision, Spice, AEC, Spice Hot or more explicit adult programming. In clarification of the foregoing, Action PPV, Request 5, Hot Choice, or any similarly themed PPV service shall not constitute an Adult Channel, unless such channel changes its format to a format substantially similar to that of an Adult Channel.

The availability of the Rate Caps are conditioned upon (i) the aggregate license fees payable to Spice by SSI for both analog and digital distribution of the Spice Networks in any month are no less than ***** of the Baseline; (ii) AEC being included in the HITS programming lineup; and Spice being included in the primary transponder grouping known as *****; and (iii) HITS *****

Mr. Steve Saril
December 18, 1997
Page 2


to Spice for the Spice Networks, or Spice having otherwise agreed to terms of carriage with HITS. If after the date hereof, the number of Addressable Subscribers in Systems is increased or decreased from the number of Addressable Subscribers in such Systems as of the date hereof (the "Baseline Subs"), the Baseline shall be adjusted for any month to an amount equal to the Baseline multiplied by a fraction, the numerator of which is the number of Addressable Subscribers in such Systems in such month, and the denominator of which is the Baseline Subs.

The "Baseline" shall mean an amount equal to the average monthly amount due to Network under the Affiliation Agreement dated as of November 1, 1992 between Network and SSI ("the Affiliation Agreement") for the months of October, November, and December, 1997. Capitalized terms in this letter agreement shall have the same meaning as the definitions of such terms in the Affiliation Agreement, which, as amended, shall remain in full force and effect.

Sincerely,

SPICE NETWORKS, INC.

By:     /s/ Steve Saril
        Steve Saril
        President

ACCEPTED AND AGREED TO:

SATELLITE SERVICES, INC.


By:     /s/ J. Hinderg
        Name:
        Title: